© April 24, 2024. Morningstar. All Rights Reserved. Letter from CEO Kunal Kapoor First-Quarter Earnings 2024 Dear Morningstar shareholders, We began 2024 with broad-based growth, increasing revenue 13.2% or 12.9% on an organic basis. Margins and cash flow also grew significantly compared to the prior-year period. In this quarter’s letter, I’ll provide an update on our business, followed by a focus on the opportunity for Morningstar Retirement. But first, a quick note on our first-quarter reporting package. We’ve made some changes to the format of our earnings release which is now focused on the reportable segments we introduced in our 10-K. You can find additional details, including product area growth trends, in the supplemental deck which is available at shareholders.morningstar.com. A strong start to 2024 We experienced strength across the business in the quarter, a shift from last year when market headwinds posed challenges for our asset-based and credit areas. PitchBook and Morningstar Data and Analytics were the largest contributors to revenue growth in 2023 and continued to perform well in the first quarter of 2024. Now that the LCD integration is largely complete and LCD’s core news, research, and data are available on the PitchBook platform, we are licensing legacy LCD clients to become users of the PitchBook platform as their contracts come up for renewal. PitchBook is on track to have fully migrated LCD users by the end of the year. After a difficult 2023, Morningstar Credit (comprised of Morningstar DBRS’ ratings business and related data licensing products) contributed meaningfully to growth in the first quarter. Increased revenue was driven by a rebound in debt issuance activity across asset classes. Higher revenue from U.S. commercial mortgage-backed securities (CMBS) and residential mortgage-backed securities (RMBS), which have historically represented a significant portion of Morningstar DBRS revenue, contributed to the results. Both sectors benefited from the stabilization of the rates market and more attractive credit spreads, which represent the difference between the yield of two different debt instruments with the same maturity but different credit risk profiles. We were also pleased with continued growth in corporate credit ratings revenue (especially in Europe), and U.S. asset-backed securities ratings revenue. Finally, across the business, we were well-positioned to benefit from increased ratings activity thanks to our ongoing expansion of ratings methodologies to cover more types of securitizations, such as those backed by data centers and home improvement loans. Morningstar Retirement and Morningstar Wealth (which includes the Investment Management product area) benefited primarily from strong market performance over the trailing 12 months, supported by net inflows across key products. We narrowed the adjusted operating loss for Morningstar Wealth and are managing the business with a focus on improving profitability. Morningstar Indexes had a particularly strong quarter, boosted by both market gains and net inflows, with products including VanEck Morningstar Wide Moat ETF (MOAT) and Invesco Senior Loan ETF (BLKN) contributing to growth. Morningstar Sustainalytics license-based products grew at a solid clip, supported by regulatory use cases in Europe, while second-party opinion revenue benefited from increased issuance of sustainable bonds. Turning to expenses, we are managing them at a level that allows for margin expansion, contributing to increased profitability with operating income increasing $68.1 million to $92.6 million and adjusted operating income up 113.9% to $110.8 million, compared to the prior-year period. Operating margin increased from 5.1% to 17.1% and adjusted operating margin increased from 10.8% to 20.4%. While we experience fluctuations in adjusted operating margins quarter-to-quarter due to factors such as bonus accruals, we are driving year-over-year improvements.

Letter from CEO Kunal Kapoor First-Quarter Earnings 2024 © April 24, 2024. Morningstar. All Rights Reserved. Our increased profitability supported increases in operating and free cash flows during the quarter. We reduced outstanding debt by $23.1 million, and we paid a dividend of 40.5 cents per share in the quarter. Morningstar Retirement Morningstar Retirement serves the U.S. retirement market with three key services that we like to say internally are designed to “save retirement.” The first is fiduciary services, which helps smaller employers with limited investment expertise to offer the most appropriate investment lineup for their employees. The second is a custom models service where we build an investment model using an employer’s existing fund lineup with a glide path designed around the employer’s unique employee profile. This is geared toward retirement plans that are seeking an all-in-one portfolio solution that better addresses the needs of their employee base than what could be achieved by a generic, off-the-shelf target-date fund. And the third, our Managed Accounts flagship robo-advice service, is offered through several different distribution channels and takes an individual’s unique profile and data and builds an investment portfolio and savings strategy that is designed to help them achieve the best possible retirement outcome. Although some in the industry have criticized managed accounts as providing limited value beyond a standard target date fund to less engaged users, we get enough information from recordkeepers to build a highly personalized investment portfolio and to nudge users toward higher savings rates. Managed accounts users often have higher projected retirement income as the result of our service and tend to remain invested during periods of market volatility (don't try to time the market). Apart from our investment methodologies and engines, which we believe are second to none, a key differentiator of our managed accounts service is our distribution model. We offer our service three different ways: through recordkeepers, through registered investment advisors (RIAs) and broker dealers who help employers select retirement plans (via our advisor managed accounts service), and by selling directly to employers. This distribution model, and, in particular our far-reaching integrated recordkeeper network, enables us to help far more plan participants—more than two million as of year-end 2023—than any of our competitors. It’s taken us decades to build out our network, the breadth of which represents a key competitive advantage. By contrast, our main competitor in this space, Edelman Financial Engines (EFE), has predominately sold its product directly to plans and has focused on the larger/mega plan market. We’ve made great strides chipping away at their hold on that end of the market, winning three of the largest 401(k) plans in the country in recent years. We did this by offering what I believe is a far superior advisory service as well as enhancing our sales, marketing, and operations infrastructure to better reach and serve this market. One of the drawbacks of our distribution model is that we have fewer levers to pull to drive adoption within our service as the relationship with investors and employers tends to be “owned” by the recordkeeper or RIA firm. We are countering this challenge in three ways. The first is by bolstering our engagement team and looking at opportunities to use artificial intelligence and machine learning to drive better engagement campaigns. Second, we are working more closely with the RIAs in our Advisor Managed Account solution to help support their engagement practices and in some cases oversee them on their behalf. We are also building out a new solution called Personal Finance Builder, which we soft-launched in Q1 2024 with the goal of adding clients by year’s end. Personal Finance Builder helps employees address financial challenges outside of retirement planning, such as saving for an emergency, paying off debt, and investing in a health savings account. Designed to help users lay the foundation for future wealth building, this product, when paired with our managed accounts solution, provides us new ways to engage with a participant population and help them find more money to save for retirement. More importantly, it will give us more data about each individual in a plan, which we can then feed back into our managed accounts service to further personalize our advice. That advice, combined with our Personal Finance Builder service, can begin to not only help individuals achieve better retirement outcomes but also potentially addresses some of the shortcomings of retirement plan design and investing behavior, especially as it relates to gender and race. We recently collaborated with the Defined Contribution Institutional Investment Association and Aspen Institute Financial Security Program to study race and gender disparities in 401(k) plans. That groundbreaking study showed, among other things, that Black and Hispanic females contribute lower percentages of their salaries than their counterparts and often withdraw a larger portion of their account balances before retirement. That is a worrying finding that needs to be solved, and I believe personalization through services like managed accounts are part of the answer.

Letter from CEO Kunal Kapoor First-Quarter Earnings 2024 © April 24, 2024. Morningstar. All Rights Reserved. We are bullish on Morningstar Retirement, which is well-positioned to take advantage of the growing push by employers for more personalized retirement and wealth-building services. We also see an opportunity to grow our assets by driving up adoption rates within our existing network of plans – currently in the high single digits – and by adding new plans. Finally, we expect the retirement industry to grow meaningfully over the next few years as more and more employers begin offering retirement plans due to tax incentives, regulatory changes, and state mandates. Cerulli Associates anticipates a surge in 401(k) plans, projecting more than 900,000 by 2028, or roughly 230,000 more than there were in 2022, and believes we could be looking at more than 1 million 401(k) plans by the end of the decade. Shareholder Meeting Finally, I’d like to extend an invitation to attend our annual shareholder meeting on May 10 in Chicago, with a virtual option for anyone who can’t attend in person. (You can register here.) We’re excited to celebrate our 40th anniversary in May, and we’ll take the opportunity to reflect on where we’ve been and how we’re thinking about the business as we look to further our mission of empowering investor success in the years to come. I’ll be joined on stage by Jason Dubinsky, our Chief Financial Officer, Marie Trzupek Lynch, our Chief People Officer, James Rhodes, President of Morningstar Data, Research, and Enterprise Solutions and Chief Technology Officer, and Lee Davidson, our Chief Data and Analytics Officer. We look forward each year to seeing many of you at this event and the agenda provides a good opportunity to ask questions. We hope you can join us. What I'm reading Here’s recent commentary by our researchers that I especially enjoyed: • Morningstar's Guide to US Active ETFs, Bryan Armour, April 23, 2024 • Investing in Times of Climate Change, Hortense Bioy, April 19, 2024 • US Financial Health Report 2024, Preston Caldwell, April 15, 2024 • Industry Landscape: Biopharmaceuticals, Karen Andersen and Damien Conover, April 3, 2024 • Top 15 Wealth-Creating Stocks of the Past Decade, Amy Arnott, April 2, 2024 • US Credit Markets Quarterly Wrap, PitchBook LCD, First Quarter 2024 • Baltimore Bridge’s Losses Within Absorption Capacity of the Insurance Industry but Will Add Pressure to the Marine Market, Marcos Alvarez and Elisabeth Rudman, March 27, 2024 • 2024 Target-Date Strategy Landscape, Megan Pacholok and Adam Millson, March 26, 2024 • The C-Suite Gender Pay Gap Persists. It’s Not About Pay Discrimination, Jackie Cook, March 6, 2024 • PitchBook Analyst Note: Surfing Turbulent Cash Flow Waves, Juliet Clemens and Zane Carmean, March 11, 2024 • Proxy Voting: Expect More Divergence on ESG Among Investors, Lindsey Stewart, March 5, 2024 • Low Carbon Transition Rating Industry Report, Daniel Teodoro, February 2024 • Quantitative Research: VC Emerging Opportunities, Andrew Akers, February 28, 2024 • Industry Pulse: US Asset Managers - Q1 2024, Gregg Warren, Feb. 23, 2024 • Electrification 2035: Auto Insurance Rates to Increase as the Transition to Electric Vehicles Becomes Law in Canada, Victor Adesanya and Robert Streda, February 12, 2024 • Why Didn't Sustainable Investments Thrive Amid 2023's Tech Rebound?, Robert Edwards, Jan. 23, 2024

Letter from CEO Kunal Kapoor First-Quarter Earnings 2024 © April 24, 2024. Morningstar. All Rights Reserved. You may also appreciate these recent pieces that share more about our strategy and recent product innovations: • Nationwide and Morningstar forge retirement plan partnership, InvestmentNews, March 15, 2024 • Morningstar to expand to superannuation ratings, Money Management, March 14, 2024 • Morningstar Rethinks Its Conference Experience, ThinkAdvisor, March 14, 2024 • Morningstar CEO urges greater engagement in shifting wealth landscape, Money Management, March 6, 2024 • Morningstar Wealth Adds SMAs to U.S. Wealth Platform, WealthManagement, February 12, 2024 • How CTOs can make the case that AI investments create value, Fortune, January 12, 2024 Best regards, Kunal This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. More information about factors that could affect Morningstar’s business and financial results are in our filings with the SEC, including our most recent reports on Forms 8-K, 10-K and 10-Q. Morningstar undertakes no obligation to publicly update any forward-looking statements as a result of new information, future events, or otherwise, except as required by law. In addition, this letter references non-GAAP financial measures including, but not limited to, organic revenue, adjusted operating income and adjusted operating margin. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A discussion of our first quarter results, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures described in this letter, is provided in our earnings release for the three months ended March 31, 2024, which has been furnished to the SEC and is available on our website.